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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                             ______________________

                Date of report (date of earliest event reported):

                                 JANUARY 6, 2003


                           NORTHGATE INNOVATIONS, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                   0-27828                13-3779546
 --------------------------      ---------------     -------------------------
(State or Other Jurisdiction       (Commission           (I.R.S. Employer
     of Incorporation)             File Number)       Identification Number)


                  801 Sentous Street, City of Industry CA 91748
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               (Address of principal executive offices) (Zip Code)


                                 (626) 923-6000
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              (Registrant's telephone number, including area code)


                           Mcglen Internet Group, Inc.
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         (Former name or former address, if changed since last report.)


================================================================================

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ITEM 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT.

Effective January 1, 2003, certain principals of Corbin & Wertz ("C&W"), the Company's independent auditors, formed Corbin & Company LLP ("C&C"), as a successor public accounting firm and transferred substantially all of C&W's audit and attest clients to C&C. As a result, on January 6, 2003 the Board of Directors of Northgate Innovations, Inc. has approved the engagement of C&C by the Company as its independent auditors for the fiscal year ending December 31, 2002.

C&W did not resign or decline to stand for reelection, but were dismissed on January 6, 2003 to allow the appointment of C&C.

During the past two fiscal years ending December 31, 2002, C&W did not audit the Registrant's financial statements.

There were no disagreements with C&W during the most recent fiscal year and through the date of their dismissal on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters as defined in Item 304(a)(1)(iv) of Regulation S-K during that period of time.

Registrant has provided C&W with a copy of the disclosures Registrant is making in this 8-K in response to the disclosures required by Regulation S-K, Item 304(a). C&W has furnished Registrant with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by Registrant in response to this Item. Registrant has filed herewith C&W's letter as Exhibit 16.1 to this Form 8-K.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             NORTHGATE INNOVATIONS, INC.
                                                     (Registrant)


Date: January 9, 2003                        By:   /s/ Grant Trexler
                                                -------------------------------
                                             Name: Grant Trexler
                                             Its:  Chief Financial Officer